Exhibit 5.1

January 10, 2014

Signature Group Holdings, Inc.

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, California 91403

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Signature Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on January 10, 2014, with the Securities and Exchange Commission (the “Commission”) of post-effective amendment no. 1 to registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering by the Company of (i) one or more series of debt securities, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, (iii) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company and associated Preferred Stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated October 27, 2007, between the Company (as successor in interest to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”)), and Computershare Inc. (as successor in interest to Mellon Investor Services LLC (“Mellon”)), as rights agent (the “Rights Agent”), as amended by First Amendment to the Rights Agreement, dated July 28, 2011, between Signature Nevada and Mellon, and Rights Agreement Amendment and Assignment, dated as of January 2, 2014, between Signature Nevada and the Rights Agent (as so amended, the “Rights Agreement”), (iv) warrants to purchase shares of Common Stock or Preferred Stock, or Debt Securities (the “Warrants”), (v) subscription rights for the purchase of shares of Common Stock or Preferred Stock, or Debt Securities (the “Subscription Rights”), and (vi) units consisting of two or more of the Securities (as defined below) (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Subscription Rights and Units plus any additional Debt Securities, Preferred Stock, Common Stock, Warrants, Subscription Rights or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other Securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as an exhibit to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent. The Subscription Rights may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) by and between the Company and a bank or trust company to be identified therein as subscription rights agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements, the Subscription Rights Agreements and the Unit Agreements are herein collectively called the “Agreements.”

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Signature Group Holdings, Inc.

January 10, 2014

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Other than as expressly stated herein with respect to the issuance of the Securities, we express no opinion as to any matter, including with respect to the contents of the Registration Statement or related Prospectus or Prospectus Supplement.

As counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein solely as to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs 3, 4, 5 and 6 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other qualifications and assumptions set forth herein, it is our opinion that, as of the date hereof:

1.        When an issuance of Common Stock and the associated Rights has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and the Rights Agreement and by such corporate action, such shares of Common Stock and the associated Rights will be validly issued, and the Common Stock will be fully paid and nonassessable.

2.        When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.        When (i) the Indenture has been duly authorized by all necessary corporate action of the Company and the relevant trustee and has been duly executed and delivered by the Company and the relevant trustee, (ii) the Indenture and the trustee(s) named thereunder have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 has been properly filed with the Commission, (iii) a Prospectus Supplement with respect to a particular Debt Security has been filed (or transmitted for filing) with the Commission in accordance with the Act, (iv) the specific terms of such Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and (v) such Debt Security has been duly authorized by all necessary corporate action of the Company and has been duly executed, authenticated, issued and delivered by the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.        When (i) a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, (ii) the specific terms of a particular issuance of

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Signature Group Holdings, Inc.

January 10, 2014

Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and (iii) the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.        When (i) a Subscription Rights Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, (ii) the specific terms of a particular issuance of Subscription Rights have been duly established in accordance with such Subscription Rights Agreement and authorized by all necessary corporate action of the Company, and (iii) the Subscription Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Subscription Rights Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), the Subscription Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.        When (i) a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, (ii) the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and (iii) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is unfair, insufficiently explicit or contrary to statute or public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, demand, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or

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Signature Group Holdings, Inc.

January 10, 2014

cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to Securities denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision relating to any modification or amendment of any term of any Securities, (r) whether the terms of the Agreement governing Securities or such Securities will control in the event of a conflict between one or more provisions of such Agreement and such Securities, (s) any specific performance, self-help or other non-judicial remedies, covenants or provisions in any Securities, (t) federal or state banking laws or regulations, export, import and customs laws, anti-terrorism laws, orders and regulations or anti-fraud laws, rules and regulations (and administrative or judicial decisions with respect thereto) and (u) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Agreements, Debt Securities, Warrants, Subscription Rights and Units (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

With your consent, we have also assumed that the members of the Board of Directors of the Company (the “Board”) has acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion letter addresses the Rights and the Rights Agreement in their entirety, and it should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP

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